UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2011

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Redemption of TARP Capital Purchase Program Series A Preferred Stock

On August 25, 2011, the Company used the proceeds from the sale of its Series B Preferred Stock to the Secretary of the Treasury (the “Treasury”) under the Small Business Lending Fund program as discussed below, together with otherwise available funds in the amount of $6,276,042, to redeem the remaining 18,750 outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), that the Company issued to the Treasury in December 2008 in connection with the Company’s participation in the Treasury’s Troubled Asset Relief Program (“TARP”) Capital Purchase Program. The redemption of the Series A Preferred Stock was made pursuant to a letter agreement (the “Repurchase Letter Agreement”) between the Company and the Treasury, and that Repurchase Letter Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The Treasury also holds a warrant (the “Warrant”) to purchase 212,104 shares of the Company’s common stock at an exercise price of $17.68 per share, subject to anti-dilution adjustments, which the Company issued to the Treasury in December 2008 in connection with the Company’s participation in the TARP Capital Purchase Program. Under the terms of the Repurchase Letter Agreement, if the Company does not provide notice of intent to repurchase the Warrant by September 9, 2011, the Treasury will be deemed to have provided the Company with notice of the Treasury’s intent to sell the Warrant. The Company does not intend to repurchase the Warrant.

Issuance of Preferred Stock Under Small Business Lending Fund

On August 25, 2011, Horizon Bancorp (the “Company”) entered into a Securities Purchase Agreement with the Treasury pursuant to which the Company issued to the Treasury 12,500 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), having a liquidation preference of $1,000 per share (the “Liquidation Amount”), for aggregate proceeds of $12,500,000. The Securities Purchase Agreement was entered into, and the Series B Preferred Stock was issued, pursuant to the Treasury’s Small Business Lending Fund program (“SBLF”), a $30 billion fund established under the Small Business Jobs Act of 2010 that encourages lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

The Company’s rights and obligations with respect to the Series B Preferred Stock are set forth in the Securities Purchase Agreement and in the Certificate of Designation filed by the Company with the Secretary of State of the State of Indiana on August 17, 2011 (as amended August 22, 2011). Those rights and obligations are summarized below. Copies of the Securities Purchase Agreement and the Certificate of Designation are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

The Series B Preferred Stock is entitled to receive non-cumulative dividends payable quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011. The dividend rate, which is calculated on the aggregate Liquidation Amount, has been initially set at 5% per annum based upon the current level of “Qualified Small Business Lending”, or “QSBL” (as defined in the Securities Purchase Agreement), by the Company’s wholly owned subsidiary Horizon Bank, N.A. (the “Bank”). The dividend rate for future dividend periods will be set based upon the

“Percentage Change in Qualified Lending” (as defined in the Securities Purchase Agreement) between each dividend period and the “Baseline” QSBL level. Such dividend rate may vary from 1% per annum to 5% per annum for the second through tenth dividend periods, and will be fixed at a rate between 1% per annum to 7% per annum and remain unchanged up to four and one-half years following the funding date (the eleventh through the first half of the nineteenth dividend periods). If the Series B Preferred Stock remains outstanding for more than four-and-one-half years, the dividend rate will be fixed at 9%. Prior to that time, in general, the dividend rate decreases as the level of the Bank’s QSBL increases. Such dividends are not cumulative, but the Company may only declare and pay dividends on its common stock (or any other equity securities junior to the Series B Preferred Stock) if it has declared and paid dividends for the current dividend period on the Series B Preferred Stock, and will be subject to other restrictions on its ability to repurchase or redeem other securities, as discussed in more detail below under Item 3.03 “Material Modification to Rights of Security Holders.”

As more completely described in the Certificate of Designation, holders of the Series B Preferred Stock have the right to vote as a separate class on certain matters relating to the rights of holders of Series B Preferred Stock and on certain corporate transactions. Except with respect to such matters, the Series B Preferred Stock does not have voting rights.

The Company may redeem the shares of Series B Preferred Stock, in whole or in part, at any time at a redemption price equal to the sum of the Liquidation Amount per share and the per-share amount of any unpaid dividends for the then-current period, subject to any required prior approval by the Company’s primary federal banking regulator. As part of the Securities Purchase Agreement, the Company has granted the Treasury (and any successor holder) certain rights to require the Series B Preferred Stock to be registered for resale under the Securities Act of 1933.

The above discussion is a summary only, and is qualified in all respects by the specific terms of the Securities Purchase Agreement, Certificate of Designation and Repurchase Letter Agreement.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated herein by reference in its entirety. The issuance of the Series B Preferred Stock was exempt from registration under the Securities Act of 1933 (the “Act”), in reliance on the exemption from the registration requirements of the Act for transactions not involving any public offering pursuant to Section 4(2) under the Act.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under Item 1.01 above is incorporated herein by reference in its entirety. The terms of the Series B Preferred Stock impose limits on the ability of the Company to pay dividends and repurchase shares of common stock. Under the terms of the Series B Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Series B Preferred Stock, junior preferred shares, or other junior securities (including the common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the Series B Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.

Under the terms of the Series B Preferred Stock, the Company may only declare and pay a dividend on the common stock or other stock junior to the Series B Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as set forth in the Certificate of Designation relating to the Series B Preferred Stock, excluding any subsequent net charge-offs and any redemption of the Series B Preferred Stock (the “Tier 1 Dividend Threshold”). The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by 10% for each one percent increase in QSBL over the baseline level.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information concerning the redemption of the Series A Preferred Stock set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference. As a result of the Company’s full redemption of the Series A Preferred Stock, the Company is no longer subject to the TARP executive compensation requirements.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 17, 2011, the Company filed with the Indiana Secretary of State a Certificate of Designation for the purpose of designating the terms, preferences, limitations and relative rights of the Series B Preferred Stock. Such Certificate of Designation is considered an amendment to the Company’s Articles of Incorporation. A copy of the Certificate of Designation, as amended, is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Certificate of Designation for Senior Non-Cumulative Perpetual Preferred Stock, Series B, as amended
4.2	Form of Certificate for Senior Non-Cumulative Perpetual Preferred Stock, Series B
10.1	Securities Purchase Agreement, dated August 25, 2011, between the U.S. Secretary of the Treasury and Horizon Bancorp
10.2	Repurchase Letter Agreement, dated August 25, 2011, between the U.S. Secretary of the Treasury and Horizon Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 26, 2011	Horizon Bancorp

	By:	/s/ Mark E. Secor
Mark E. Secor, Chief Financial Officer

EXHIBIT INDEX

(d) Exhibits

Exhibit No.	Description	Location
4.1	Certificate of Designation for Senior Non-Cumulative Perpetual Preferred Stock, Series B, as amended	Attached
4.2	Form of Certificate for Senior Non-Cumulative Perpetual Preferred Stock, Series B	Attached
10.1	Securities Purchase Agreement, dated August 25, 2011, between the U.S. Secretary of the Treasury and Horizon Bancorp	Attached
10.2	Repurchase Letter Agreement, dated August 25, 2011, between the U.S. Secretary of the Treasury and Horizon Bancorp	Attached